Exhibit 99.1

SolarWinds Announces Fourth Quarter and Full Year 2010 Results

AUSTIN, Texas – February 9, 2011 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its fourth quarter and fiscal year ended December 31, 2010.

•	Record quarterly total revenue for the fourth quarter of 2010 of $41.4 million, representing 26% year-over-year growth.

•	Record total revenue for the full year of 2010 of $152.4 million, representing 31% year-over-year growth.

•	GAAP operating income for the fourth quarter of 2010 of $18.2 million and non-GAAP operating income of $21.4 million, or 52% of revenue.

•

GAAP diluted earnings per share for the fourth quarter of 2010 of $0.21 and non-GAAP diluted earnings per share of $0.24 (including a benefit of approximately $0.04 due to the extension of the R&D tax credit).

•	Free cash flow for the fourth quarter of 2010 of $28.6 million, representing 52% year-over-year growth.

Financial Results

SolarWinds reported record total revenue for the fourth quarter of 2010 of $41.4 million, a 26% increase over total revenue in the fourth quarter of 2009. License revenue was $19.9 million in the fourth quarter of 2010, representing a 13% increase over license revenue in the fourth quarter of 2009. Maintenance revenue was a record $21.5 million in the fourth quarter of 2010, representing a 40% increase over maintenance revenue in the fourth quarter of 2009.

On a GAAP basis, diluted earnings per share were $0.21 in the fourth quarter of 2010, compared to $0.09 in the fourth quarter of 2009. Non-GAAP diluted earnings per share were $0.24 in the fourth quarter of 2010 compared to $0.19 in the fourth quarter of 2009. The reinstatement of the R&D tax credit during the quarter provided a benefit of approximately $0.04 to non-GAAP diluted earnings per share in the fourth quarter of 2010.

Net cash provided by operating activities was $20.0 million in the fourth quarter of 2010 compared to $13.2 million for the fourth quarter of 2009, representing a year-over-year increase of 51%. Free cash flow, which is equal to net cash provided by operating activities, plus excess tax benefit from stock-based compensation less purchases of property and equipment, was $28.6 million in the fourth quarter of 2010 compared to $18.8 million for the fourth quarter of 2009, representing a year-over-year increase of 52%. For full year 2010, free cash flow was $90.1 million compared to $55.2 million for 2009, representing a year-over-year increase of 63%.

Cash and cash equivalents at the end of the fourth quarter of 2010 were $142.0 million, an increase of $34.2 million from the end of the third quarter of 2010.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

Recent Business Highlights

“We are very pleased with our performance in the fourth quarter. We generated record total revenue driven by strong execution by our team,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.

“2010 was a very important year for SolarWinds, marking the beginning of our transformation from a singular focus on network management to a more expansive portfolio of powerful, easy to use, and affordable products that address the key areas of IT infrastructure management,” continued Thompson. “The acquisition of Tek-Tools earlier in the year was an important first step in this strategic move. The success that we have had in reaching Storage Admins and addressing their problems in much the same way as we have for Network Engineers and IT Generalists leads us to believe we can continue to expand the scope of management challenges we solve for an even broader audience of IT professionals. Already this year, we’re sustaining this momentum with the launch of SolarWinds Application Performance Monitor and the acquisition of Hyper9 for virtualization management. Looking ahead, we expect to continue to expand the markets in which we sell while executing on the vast opportunities we have in network, application, storage, and virtualization management.”

Other business highlights during the fourth quarter of 2010 include:

•

SolarWinds released the latest version of Orion Network Performance Monitor (NPM) with specific support for data center networks, including support for Cisco UCS, fibre channel switches, improved visibility into virtual infrastructure and the ability to view Orion NPM from mobile devices such as iPhone, Blackberry and Android.

•	SolarWinds released new versions of Storage Profiler, Orion IP SLA Monitor (IP SLA), Orion IP Address Manager (IPAM), and Kiwi Syslog and CatTools.

•

SolarWinds received four honors in Redmond Magazine’s 2010 Readers Choice Awards, including Best Performance Management Product and Best Virtualization Management and Optimization Product. In addition, Windows IT Pro Magazine named SolarWinds the “2010 Editors’ Best” gold medal winner in the Best Network Management Product Category.

•	SolarWinds introduced Permissions Analyzer for Active Directory, a free tool for system administrators to track user and group permissions.

•	SolarWinds established its Asia-Pacific headquarters in Brisbane, Australia for sales and customer support to the Australasia and greater Asia-Pacific region.

“We had solid financial results in the fourth quarter as our non-GAAP operating margin, free cash flow and non-GAAP diluted earnings per share were all above our expectations,” added Mike Berry, SolarWinds’ Chief Financial Officer. “Heading into 2011, SolarWinds is well positioned to capitalize on growth opportunities in both existing and new markets. While targeting these growth opportunities, we intend to continue to leverage our powerful business model to deliver strong margins and cash flow.”

Financial Outlook

As of February 9, 2011, SolarWinds is providing its financial outlook for its first quarter and full year of 2011. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, and non-GAAP diluted earnings per share, for the first quarter of 2011 and for the full year 2011. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the First Quarter of 2011

SolarWinds management currently expects to achieve the following results for the first quarter of 2011:

•	Total revenue in the range of $41.5–$42.7 million.

•	Non-GAAP operating income representing 46%–48% of revenue, which includes 2%-3% of impact related to the acquisition of Hyper9.

•	Non-GAAP diluted earnings per share of $0.18–$0.19, which includes approximately $0.01 of impact related to the acquisition of Hyper9.

•	Weighted average shares outstanding of approximately 74.0 million.

Financial Outlook for Full Year 2011

SolarWinds management currently expects to achieve the following results for the full year 2011:

•	Total revenue in the range of $184.4–$190.5 million.

•	Non-GAAP operating income representing approximately 48%-49% of revenue, which includes 1%-2% of impact related to the acquisition of Hyper9.

•	Non-GAAP diluted earnings per share of $0.82–$0.88, which includes approximately $0.02 of impact related to the acquisition of Hyper9.

•	Weighted average shares outstanding of approximately 76.0 million.

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-339-3503 and internationally at +1-719-325-2418. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook, its belief in its ability to rapidly expand the scope of the management challenges it solves for an even broader audience of IT professionals, its expectations to expand its market opportunities and capitalize on these new opportunities as well as existing opportunities, and its intention to leverage its business model to deliver best-in-class margins and cash flow. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “expects,” “believes,” “intends” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds’ pricing policies or those of its competitors; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K that SolarWinds anticipates filing on or before March 16, 2011. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, revenue on a constant currency basis, non-GAAP weighted average shares outstanding and free cash flow. Each of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share exclude the impact of amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes, lawsuit settlement costs and related legal fees, expenses related to potential and completed follow-on offerings of common stock, certain acquisition-related costs and severance costs related to retirement of our former Executive Chairman from the comparable GAAP measure. Non-GAAP net income and non-GAAP diluted earnings per share also exclude the write-off of debt issuance costs, any change in fair value of contingent consideration potentially payable in our acquisitions and the related tax benefits of the excluded items from the comparable GAAP measures. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding for the first and second quarters of 2009 to assume that the conversion of our preferred stock in May 2009 occurred at the beginning of the applicable period. SolarWinds defines free cash flow as cash flows from operating activities plus excess tax benefit from stock-based compensation less purchases of property and equipment. This press release contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use these non-GAAP measures to assess operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information to management, investors and security analysts regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations. SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense and related employer-paid payroll taxes.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures, such as the amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and acquisition-related costs, can have a material impact on net earnings. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, cash flows from operating activities, revenue or other measures of performance prepared in accordance with GAAP. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software. SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products. Learn more today at http://www.solarwinds.com.

SolarWinds, SolarWinds.com and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Dave Hafner	Tiffany Nels
Phone: 512.682.9867	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$142,003	$129,788
Accounts receivable, net of allowances of $201 and $149 as of December 31, 2010 and 2009, respectively	20,255	15,786
Income tax receivable	10,350	109
Deferred taxes	261	252
Prepaid income taxes	—	4,675
Other current assets	3,210	2,116

Total current assets	176,079	152,726
Property and equipment, net	6,702	6,406
Debt issuance costs, net	—	399
Deferred taxes	4,099	2,078
Goodwill	40,424	15,444
Intangible assets and other, net	20,173	4,417

Total assets	$247,477	$181,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,150	$3,293
Accrued liabilities	8,588	4,937
Accrued interest payable	—	539
Accrued earnout	4,000	—
Income taxes payable	555	284
Current portion of deferred revenue	52,583	37,103
Current portion of long-term debt	—	16,871

Total current liabilities	67,876	63,027
Long-term liabilities:
Deferred revenue, net of current portion	3,175	1,544
Other long-term liabilities	817	607
Long-term debt, net of current portion	—	27,226

Total long-term liabilities	3,992	29,377

Total liabilities	71,868	92,404
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 71,658,808 and 66,502,098 shares issued as of December 31, 2010 and 2009, respectively	72	67
Additional paid-in capital	165,972	123,083
Accumulated other comprehensive loss	(1,256)	(159)
Retained earnings (deficit)	10,821	(33,925)

Total stockholders’ equity	175,609	89,066

Total liabilities and stockholders’ equity	$247,477	$181,470

SolarWinds, Inc.

Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue:
License	$19,868	$17,601	$75,603	$62,378
Maintenance and other	21,538	15,378	76,790	54,068

Total revenue	41,406	32,979	152,393	116,446
Cost of license revenue	636	36	1,943	494
Cost of maintenance and other revenue	1,638	1,239	5,987	4,366

Gross profit	39,132	31,704	144,463	111,586
Operating expenses:
Sales and marketing	11,322	8,858	43,252	30,548
Research and development	4,226	3,032	15,731	11,199
General and administrative	5,370	12,911	23,476	26,038

Total operating expenses	20,918	24,801	82,459	67,785

Operating income	18,214	6,903	62,004	43,801
Other income (expense):
Interest income	42	42	177	267
Interest expense	—	(594)	(1,146)	(4,253)
Other income	78	178	115	90

Total other income (expense)	120	(374)	(854)	(3,896)

Income before income taxes	18,334	6,529	61,150	39,905
Income tax expense (benefit)	3,020	(19)	16,404	10,396

Net income	$15,314	$6,548	$44,746	$29,509

Net income per share:
Basic earnings per share	$0.22	$0.10	$0.65	$0.58

Diluted earnings per share	$0.21	$0.09	$0.61	$0.52

Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	70,503	65,661	68,664	51,042

Shares used in computation of diluted earnings per share	73,041	71,935	72,862	56,824

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$41,406	$—		$41,406	$32,979	$—		$32,979
Gross profit	39,132	499		39,631	31,704	57		31,761
Operating expenses	20,918	(2,713)		18,205	24,801	(10,755)		14,046

Operating income	18,214	3,212	(a)	21,426	6,903	10,812	(a)	17,715
Total other expense (income)	120	95	(b)	215	(374)	—		(374)

Income before income taxes	18,334	3,307		21,641	6,529	10,812		17,341
Income tax expense (benefit)	3,020	907	(c)	3,927	(19)	3,741	(c)	3,722

Net income	$15,314	$2,400		$17,714	$6,548	$7,071		$13,619

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses as follows:

Amortization of intangible assets:
	Three Months Ended December 31,
	2010	2009
Cost of license revenue	$464	$30
Sales and marketing	—	—
Research and development	—	—
General and administrative	388	81
Stock-based compensation expense and related employer-paid payroll taxes:
	Three Months Ended December 31,
	2010	2009
Cost of maintenance revenue	$35	$27
Sales and marketing	568	575
Research and development	393	356
General and administrative	1,273	1,483
Other excluded expenses:
	Three Months Ended December 31,
	2010	2009
Lawsuit settlement costs and related legal fees	$—	$7,480
Public offering costs (d)	—	720
Acquisition related costs	91	60

(b)	Represents the change in fair value of the contingent consideration potentially payable under the asset purchase agreement with Tek-Tools, Inc.
(c)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses.
(d)	Represents expenses related to a public offering completed in the fourth quarter of 2009.

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Year Ended December 31, 2010				Year Ended December 31, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$152,393	$—		$152,393	$116,446	$—		$116,446
Gross profit	144,463	1,899		146,362	111,586	562		112,148
Operating expenses	82,459	(13,980)		68,479	67,785	(17,667)		50,118

Operating income	62,004	15,879	(a)	77,883	43,801	18,229	(a)	62,030
Total other expense	(854)	591	(b)	(263)	(3,896)	428	(b)	(3,468)

Income before income taxes	61,150	16,470		77,620	39,905	18,657		58,562
Income tax expense	16,404	4,494	(c)	20,898	10,396	5,434	(c)	15,830

Net income	$44,746	$11,976		$56,722	$29,509	$13,223		$42,732

								Recalculated

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses as follows:

Amortization of intangible assets:
	Year Ended December 31,
	2010	2009
Cost of license revenue	$1,730	$480
Sales and marketing	—	—
Research and development	—	—
General and administrative	1,440	209
Stock-based compensation expense and related employer-paid payroll taxes:
	Year Ended December 31,
	2010	2009
Cost of maintenance revenue	$169	$82
Sales and marketing	2,788	2,056
Research and development	1,638	1,189
General and administrative	7,452	4,882
Other excluded expenses:
	Year Ended December 31,
	2010	2009
Lawsuit settlement costs and related legal fees	$(217)	$8,551
Public offering costs (d)	170	720
Acquisition related costs	501	60
Severance costs related to retirement of former Executive Chairman	208	—

(b)	Represents a decrease of $334 and $428 in the amortization of debt issuance costs due to the repayment of all or a portion of the long-term debt during the year ended December 31, 2010 and 2009, respectively. The remaining expenses of $257 for the year ended December 31, 2010 represent a change in fair value of the contingent consideration potentially payable under the asset purchase agreement with Tek-Tools, Inc.
(c)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses.
(d)	Represents expenses of $19 and $720 for the year ended December 31, 2010 and 2009, respectively, related to a public offering completed in the fourth quarter of 2009. The remaining third-party expenses of $151 for the year ended December 31, 2010 related to a potential public offering that was cancelled during the second quarter of 2010.

SolarWinds, Inc.

Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$15,314	$6,548	$44,746	$29,509
Reversal of intangible assets amortization	852	111	3,170	689
Reversal of stock-based compensation expense and related employer-paid payroll taxes	2,269	2,441	12,047	8,209
Reversal of debt issuance costs write-off	—	—	334	428
Reversal of public offering costs	—	720	170	720
Reversal of lawsuit settlement costs and related legal fees	—	7,480	(217)	8,551
Reversal of acquisition related costs	186	60	758	60
Reversal of severance costs related to retirement of former Executive Chairman	—	—	208	—
Reversal of tax benefits associated with above adjustments	(907)	(3,741)	(4,494)	(5,434)

Non-GAAP net income	$17,714	$13,619	$56,722	$42,732

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	73,041	71,935	72,862	56,824
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock (a)	—	—	—	10,356

Non-GAAP weighted average shares used in computing non-GAAP diluted earnings per share (b)	73,041	71,935	72,862	67,180

Diluted earnings per share	$0.21	$0.09	$0.61	$0.52

Non-GAAP diluted earnings per share	$0.24	$0.19	$0.78	$0.64

(a)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.
(b)	If the company assumed the common shares issued in its initial public offering in May 2009 were issued as of the beginning of the comparable period, or January 1, 2009, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 70,924 shares and $0.60 per share, respectively, for the year ended December 31, 2009.

SolarWinds, Inc.

Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis

(In thousands)

(Unaudited)

Revenue on a constant currency basis is calculated using the average foreign exchange rates in the monthly periods during a previous quarter or year and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the fourth quarter of 2010 or in the year ended 2010. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table below.

	Fourth Quarter 2010 Revenue Using Foreign Exchange Rates in Third Quarter of 2010	Fourth Quarter 2010 Revenue Using Foreign Exchange Rates in Fourth Quarter of 2009	Year Ended 2010 Revenue Using Foreign Exchange Rates in Year Ended 2009

License revenue	$19,868	$19,868	$75,603
Foreign exchange impact on license revenue	(246)	521	1,080

License revenue on a constant currency basis	$19,622	$20,389	$76,683

Maintenance and other revenue	$21,538	$21,538	$76,790
Foreign exchange impact on maintenance and other revenue	(230)	394	927

Maintenance and other revenue on a constant currency basis	$21,308	$21,932	$77,717

Total revenue	$41,406	$41,406	$152,393
Foreign exchange impact on total revenue	(476)	915	2,007

Total revenue on a constant currency basis	$40,930	$42,321	$154,400

SolarWinds, Inc.

Reconciliation of GAAP Cash Flows From Operating Activities to Free Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended December 30,		Year Ended December 30,
	2010	2009	2010	2009

Reconciliation between GAAP cash flows from operating activities and free cash flow:
GAAP cash flows from operating activities	$19,994	$13,204	$66,043	$49,225
Excess tax benefit from stock-based compensation	9,381	6,522	26,748	8,734
Purchases of property and equipment	(773)	(923)	(2,740)	(2,729)

Free cash flow	$28,602	$18,803	$90,051	$55,230

SolarWinds, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Cash flows from operating activities
Net income	$15,314	$6,548	$44,746	$29,509

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,602	539	5,498	2,166
Provision for doubtful accounts	60	43	194	175
Stock-based compensation expense	1,926	2,263	10,880	7,891
Expenses paid by stockholder	—	2,100	—	2,100
Deferred taxes	(2,629)	(100)	(2,220)	(281)
Excess tax benefit from stock-based compensation	(9,381)	(6,522)	(26,748)	(8,734)
Other non-cash expenses	(209)	19	470	915
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	3,766	5,125	(5,078)	(2,099)
Income taxes receivable	—	(6)	31	613
Prepaid income taxes	—	(4,675)	4,675	(4,675)
Prepaid and other current assets	(769)	(30)	(1,199)	(673)
Accounts payable	235	1,091	(1,127)	1,791
Accrued liabilities	2,487	(291)	3,958	1,581
Accrued interest payable	—	(35)	(539)	(1,472)
Income taxes payable	5,447	5,087	17,160	9,078
Deferred revenue and other liabilities	2,145	2,048	15,342	11,340

Net cash provided by operating activities	19,994	13,204	66,043	49,225

Cash flows from investing activities
Purchases of property and equipment	(773)	(923)	(2,740)	(2,729)
Purchases of intangible assets and other	(144)	(96)	(795)	(401)
Acquisition of businesses	—	—	(28,039)	(46)

Net cash used in investing activities	(917)	(1,019)	(31,574)	(3,176)

Cash flows from financing activities
Repurchase of common stock	—	—	(24,987)	—
Net cash proceeds from initial public offering	—	—	—	104,625
Exercise of stock options	6,261	5,833	21,032	8,518
Excess tax benefit from stock-based compensation	9,381	6,522	26,748	8,734
Repayment of long-term debt	—	—	(44,097)	(56,986)
Repayments of capital lease obligations	—	(7)	(9)	(26)
Payments for offering costs	—	(249)	—	(1,745)
Earnout dividend paid	—	(20,000)	—	(20,000)

Net cash provided by (used in) financing activities	15,642	(7,901)	(21,313)	43,120
Effect of exchange rate changes on cash and cash equivalents	(553)	(301)	(941)	53

Net increase in cash and cash equivalents	34,166	3,983	12,215	89,222
Cash and cash equivalents
Beginning of period	107,837	125,805	129,788	40,566

End of period	$142,003	$129,788	$142,003	$129,788

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$574	$1,280	$4,976

Cash paid (received) for income taxes	$175	$(238)	$(3,282)	$5,665

Noncash investing and financing transactions
Accrued earnout	$257	$—	$4,000	$—

Stock issued for acquisition	$—	$—	$9,221	$—

Conversion of preferred stock to common stock	$—	$—	$—	$27